EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports First Quarter Results

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Achieved net earnings of $114 million, or $0.16 per diluted share
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Generated Adjusted EBITDA of $352 million, a 10 percent increase compared with fourth quarter 2023
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Increased quarterly base dividend by 5.3 percent
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Enhanced our carbon capture and sequestration business with exploration agreement across five potential sites in the U.S. South

SEATTLE, April 25, 2024 – Weyerhaeuser Company (NYSE: WY) today reported first quarter net earnings of $114 million, or 16 cents per diluted share, on net sales of $1.8 billion. This compares with net earnings of $151 million, or 21 cents per diluted share, on net sales of $1.9 billion for the same period last year and net earnings of $219 million for fourth quarter 2023. There were no special items in first quarter 2024 or the same period last year. Net earnings before special items was $121 million for fourth quarter 2023. Adjusted EBITDA for first quarter 2024 was $352 million, compared with $395 million for the same period last year and $321 million for fourth quarter 2023.

“In the first quarter, we delivered solid results across our businesses,” said Devin W. Stockfish, president and chief executive officer. “In addition, we continued to make progress toward our multi-year targets by increasing our base dividend by 5.3 percent and signing our third carbon capture and sequestration agreement in the U.S. South. Looking forward, we are encouraged by the strong underlying fundamentals that will drive long-term growth for housing and repair and remodel demand, and natural climate solutions. And given our unmatched portfolio of assets, we are uniquely positioned to capitalize on these opportunities well into the future. Our balance sheet is exceptionally strong, and we remain focused on driving peer-leading performance across our businesses, serving our customers and delivering superior long-term value and returns to our shareholders.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2023	2024	2023
(millions, except per share data)	Q4	Q1	Q1
Net sales	$1,774	$1,796	$1,881
Net earnings	$219	$114	$151
Net earnings per diluted share	$0.30	$0.16	$0.21
Weighted average shares outstanding, diluted	731	731	734
Net earnings before special items(1)(2)	$121	$114	$151
Net earnings per diluted share before special items(1)	$0.16	$0.16	$0.21
Adjusted EBITDA(1)	$321	$352	$395
Net cash from operations	$288	$124	$126
Adjusted FAD(3)	$92	$45	$55
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Special items for prior periods presented are included in the reconciliation tables within this release.
(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2023	2024
(millions)	Q4	Q1	Change
Net sales	$534	$521	$(13)
Net contribution to pretax earnings	$186	$80	$(106)
Pretax benefit for special items	$(109)	$—	$109
Net contribution to pretax earnings before special items	$77	$80	$3
Adjusted EBITDA	$143	$144	$1

Q1 2024 Performance – In the West, fee harvest volumes were moderately higher than the fourth quarter. Domestic sales volumes were significantly higher and export sales volumes were significantly lower, primarily for China, as the company flexed volumes to the domestic market. Domestic sales realizations were slightly lower, primarily due to mix, while export sales realizations were comparable. Per unit log and haul costs were significantly lower due to the seasonal transition to lower elevation harvest activity. In the South, fee harvest volumes were slightly lower than the fourth quarter. Sales realizations and per unit log and haul costs were comparable. Forestry and road costs in the West and South were seasonally lower.

Q2 2024 Outlook – Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA will be slightly higher than the first quarter. In the West, the company expects moderately higher fee harvest volumes, comparable sales realizations, and higher per unit log and haul costs. In the South, the company expects fee harvest volumes to be moderately higher and sales realizations and per unit log and haul costs to be comparable. Forestry and road costs in the West and South are expected to be seasonally higher.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2023	2024
(millions)	Q4	Q1	Change
Net sales	$77	$107	$30
Net contribution to pretax earnings	$50	$60	$10
Adjusted EBITDA	$67	$94	$27

Q1 2024 Performance – Earnings and Adjusted EBITDA increased from the fourth quarter due to higher real estate sales. The number of acres sold increased significantly and the average price per acre decreased due to the timing and mix of properties sold.

Q2 2024 Outlook – Weyerhaeuser anticipates second quarter earnings will be approximately $10 million lower than the first quarter and Adjusted EBITDA will be comparable to the first quarter due to the timing and mix of real estate sales.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2023	2024
(millions)	Q4	Q1	Change
Net sales	$1,302	$1,302	$—
Net contribution to pretax earnings	$119	$128	$9
Pretax benefit for special items	$(14)	$—	$14
Net contribution to pretax earnings before special items	$105	$128	$23
Adjusted EBITDA	$159	$184	$25

Q1 2024 Performance – Sales realizations for both lumber and oriented strand board increased four percent compared with fourth quarter averages. Sales volumes for lumber were slightly lower, partially driven by winter weather disruptions early in the quarter. Unit manufacturing costs for lumber were slightly higher and log costs were slightly lower. For oriented strand board, sales volumes and fiber costs were slightly higher, while unit manufacturing costs were slightly lower. Sales realizations were lower for most engineered wood products, while raw material costs were moderately higher. Unit manufacturing costs were slightly higher, and sales volumes were comparable for solid section and lower for I-joist products. Distribution results were higher due to improved commodity realizations and margins.

Q2 2024 Outlook – Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA will be slightly higher than the first quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects higher sales volumes, slightly lower log costs, and moderately lower unit manufacturing costs. For oriented strand board, the company anticipates moderately higher sales volumes, slightly higher fiber costs, and comparable unit manufacturing costs. For engineered wood products, the company expects sales volumes to be higher, sales realizations to be comparable, and raw material costs to be higher, primarily for oriented strand board webstock. For distribution, the company anticipates higher results compared to the first quarter.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900 and today owns or controls approximately 10.5 million acres of timberlands in the U.S., as well as additional public timberlands managed under long-term licenses in Canada. Weyerhaeuser has been a global leader in sustainability for more than a century and manages 100 percent of its timberlands on a fully sustainable basis in compliance with internationally recognized sustainable forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood products in North America and operates additional business lines around product distribution, climate solutions, real estate, and energy and natural resources, among others. In 2023, the company generated $7.7 billion in net sales and employed approximately 9,300 people who serve customers worldwide. Operated as a real estate investment trust, Weyerhaeuser’s common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on April 26, 2024 to discuss first quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on April 26, 2024.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13742027) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13742027). Replays will be available for two weeks at 1-844-512-2921 (access code: 13742027) from within North America, and at 1-412-317-6671 (access code: 13742027) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: long-term growth in housing, repair and remodel demand and natural climate solutions; future operating performance, innovation and delivery of long-term shareholder value and returns; earnings and Adjusted EBITDA for the company and for each of our businesses; fee harvest volumes, sales realizations, log and haul costs and forestry and road costs for our Timberlands business; sales volumes, log costs and unit manufacturing costs for our lumber business; sales volumes, fiber costs and unit manufacturing costs for our oriented strand board business and sales volumes, sales realizations and raw material costs for our engineered wood products business and results for our distribution business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “future,” “growth,” “look forward,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rates, inflation rates, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan and the Canadian dollar, and the relative value of the euro to the yen;
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restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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the effects of significant geopolitical conditions or developments such as significant international trade disputes or domestic or foreign terrorist attacks, armed conflict and political unrest;
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the occurrence of regional or global health epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
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changes in accounting principles and

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other risks and uncertainties identified in our 2023 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended December 31, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$219
Interest expense, net of capitalized interest					72
Income taxes					(3)
Net contribution (charge) to earnings	$186	$50	$119	$(67)	$288
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(22)	(22)
Operating income (loss)	186	50	119	(77)	278
Depreciation, depletion and amortization	66	4	54	2	126
Basis of real estate sold	—	13	—	—	13
Special items included in operating income (loss)(1)(2)(3)	(109)	—	(14)	27	(96)
Adjusted EBITDA	$143	$67	$159	$(48)	$321
(1)
Operating income (loss) for Timberlands includes pretax special items consisting of an $84 million gain on the sale of timberlands and a $25 million legal benefit.
(2)
Operating income (loss) for Wood Products includes a pretax special item consisting of a $14 million insurance recovery.
(3)
Operating income (loss) for Unallocated includes a pretax special item consisting of $27 million of legal expense.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2024:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$114
Interest expense, net of capitalized interest					67
Income taxes					20
Net contribution (charge) to earnings	$80	$60	$128	$(67)	$201
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(16)	(16)
Operating income (loss)	80	60	128	(72)	196
Depreciation, depletion and amortization	64	3	56	2	125
Basis of real estate sold	—	31	—	—	31
Adjusted EBITDA	$144	$94	$184	$(70)	$352

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2023:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$151
Interest expense, net of capitalized interest					66
Income taxes					22
Net contribution (charge) to earnings	$120	$53	$95	$(29)	$239
Non-operating pension and other post-employment benefit costs	—	—	—	9	9
Interest income and other	—	—	—	(12)	(12)
Operating income (loss)	120	53	95	(32)	236
Depreciation, depletion and amortization	68	3	53	2	126
Basis of real estate sold	—	33	—	—	33
Adjusted EBITDA	$188	$89	$148	$(30)	$395

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2023	2024	2023
(millions)	Q4	Q1	Q1
Net earnings	$219	$114	$151
Gain on sale of timberlands	(83)	—	—
Insurance recovery	(10)	—	—
Legal benefit	(25)	—	—
Legal expense	20	—	—
Net earnings before special items	$121	$114	$151

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2023	2024	2023
	Q4	Q1	Q1
Net earnings per diluted share	$0.30	$0.16	$0.21
Gain on sale of timberlands	(0.12)	—	—
Insurance recovery	(0.01)	—	—
Legal benefit	(0.03)	—	—
Legal expense	0.02	—	—
Net earnings per diluted share before special items	$0.16	$0.16	$0.21

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2023	2024	2023
(millions)	Q4	Q1	Q1
Net cash from operations	$288	$124	$126
Capital expenditures	(196)	(79)	(71)
Adjusted FAD	$92	$45	$55